                                                                      Exhibit 12

                    CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC
      [(AN INDIRECT] WHOLLY OWNED SUBSIDIARY OF CENTERPOINT ENERGY, INC.)

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (THOUSANDS OF DOLLARS)

                                                                   YEAR ENDED DECEMBER 31,
                                                  -----------------------------------------------------
                                                      2002         2001      2000      1999      1998
                                                  ----------     --------  --------  --------  --------
Income from continuing operations                 $  563,555     $445,955  $490,987  $277,240  $244,838
Income taxes for continuing operations               294,554      227,811   233,367   142,786   159,126
Capitalized Interest                                  (3,672)      (4,581)   (4,011)   (7,632)   (2,775)
                                                  ----------     --------  --------  --------  --------
                                                     854,437      669,185   720,343   412,394   401,189
                                                  ----------     --------  --------  --------  --------

Fixed charges, as defined:
 Interest expense                                    260,121      233,344   230,385   196,791   229,505
 Capitalized Interest                                  3,672        4,581     4,011     7,632     2,775
 Interest component of rentals charged to
   operating expense                                   1,654        1,686     1,060       590       203
                                                  ----------     --------  --------  --------  --------
 Total fixed charges                                 265,447      239,611   235,456   205,013   232,483
                                                  ----------     --------  --------  --------  --------
Earnings, as defined                              $1,119,884     $908,796  $955,799  $617,407  $633,672
                                                  ==========     ========  ========  ========  ========
Ratios of earnings to fixed charges                     4.22         3.79      4.06      3.01      2.73
                                                  ==========     ========  ========  ========  ========